Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Autumnn Mahar
Title: Vice President – Investor Relations Phone: 479-785-6200	Title: Director External Communications and Public Relations
Email: dhumphrey@arcb.com	Phone: 479-494-8221
Email: amahar@arcb.com

ArcBest Announces Third Quarter 2023 Results

ArcBest efficiently provided integrated logistics solutions to customers in a changing market

●	Asset-Based operating ratio of 89.9 percent. On a non-GAAP basis, Asset-Based operating ratio of 88.8 percent, an improvement of 400 basis points versus second quarter 2023.
●	Year-to-date, returned $85.5 million of capital to shareholders through common stock share repurchases and dividends

FORT SMITH, Ark., October 27, 2023 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today reported third quarter 2023 revenue from continuing operations of $1.1 billion, compared to $1.3 billion in the third quarter of 2022. ArcBest’s third quarter 2023 operating income from continuing operations was $45.1 million, compared to $115.3 million in the third quarter of 2022, and net income from continuing operations was $34.9 million, or $1.42 per diluted share, compared to $88.6 million, or $3.49 per diluted share, in the prior-year period. ArcBest’s third quarter 2023 results were impacted by $30.2 million of noncash lease impairment charges with no comparable charges in the prior-year period.

Excluding certain items in both periods as identified in the attached reconciliation tables, third quarter 2023 non-GAAP operating income from continuing operations was $74.7 million, compared to $130.6 million in the prior-year period. On a non-GAAP basis, net income from continuing operations was $56.7 million, or $2.31 per diluted share, compared to $96.1 million, or $3.79 per diluted share, in third quarter 2022.

“At ArcBest, our ability to see the world through customers’ eyes has positioned our company as the partner of choice for integrated logistics solutions for 100 years,” said Judy R. McReynolds, ArcBest chairman, president and CEO. “Our success is underpinned by the ability to efficiently solve logistics challenges and help customers navigate market disruptions, rapidly changing economic conditions, and increased supply chain complexity.”

Third Quarter Results of Operations Comparisons

Asset-Based

Third Quarter 2023 Versus Third Quarter 2022

●	Revenue of $741.2 million compared to $791.5 million, a per-day decrease of 4.1 percent.
~~●~~	Total tonnage per day decreased 6.3 percent; LTL-rated weight per shipment decreased 6.4 percent.
●	Total shipments per day increased 1.5 percent.
●	Total billed revenue per hundredweight increased 1.9 percent. Revenue per hundredweight on LTL-rated business, excluding fuel surcharge, increased by a percentage in the mid-single digits.
●	Operating income of $74.8 million and an operating ratio of 89.9 percent compared to operating income of $109.3 million and an operating ratio of 86.2 percent. On a non-GAAP basis, operating income of $82.8 million and an operating ratio of 88.8 percent compared to operating income of $116.6 million and an operating ratio of 85.3 percent.

Compared to the prior-year period, third quarter revenue in ArcBest’s Asset-Based business declined due to a weaker logistics industry backdrop, including continued manufacturing sector contraction. However, this impact was somewhat offset by increased revenue from new shipments added as a result of recent market disruption associated with the third quarter bankruptcy of a major LTL competitor. Core, LTL-rated average daily shipments, tonnage and revenue increased more than 20% compared to second quarter 2023 due to this additional new profitable business. As new core shipments were added during the quarter, overall Asset-Based network capacity was re-allocated to serve this increase in business by reducing shipments sourced from the transactional LTL pricing program. Average shipment size decreased during the quarter as larger average sized transactional shipments were replaced by lower average sized core shipments.

Asset-Based yields were positively impacted by the change in shipment mix moving through the ABF network and the improved pricing strength as a result of the reduction in LTL industry carrier capacity. On a sequential basis, compared to the second quarter, total revenue per hundredweight increased by over 16 percent while year-over-year total revenue per hundredweight increased approximately 2 percent compared to a strong year-over-year increase during last year’s third quarter. The overall pricing environment continues to be rational and has been strengthened by the recent market changes.

Higher employee wage and benefit costs associated with the implementation of ABF Freight’s new labor agreement added approximately 350 operating ratio basis points in the third quarter, relative to the second quarter. Despite those increased operating expenses, improved yields and initiatives enacted to reduce costs in other operational areas of the Asset-Based network, combined with effective handling of the changing profile of shipments, resulted in sequential improvement in the non-GAAP Asset-Based operating ratio of 400 basis points compared to the second quarter.

Asset-Light‡

Third Quarter 2023 Versus Third Quarter 2022

●	Revenue of $419.3 million compared to $515.2 million, a per-day decrease of 16.7 percent.
●	Operating loss of $3.7 million compared to operating income of $15.4 million. On a non-GAAP basis, operating loss of $3.9 million compared to operating income of $18.9 million.
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of negative $2.0 million compared to positive $20.5 million, as detailed in the attached non-GAAP reconciliation tables.

Third quarter Asset-Light results, compared to the prior-year period, reflect lower revenue per shipment and reduced margins associated with business mix changes and the soft rate environment. Our truckload solution experienced significant margin compression as decreases in customer pricing exceeded the reduced cost of purchased transportation. Asset-Light average daily shipments increased during the recent quarter despite a period of weak demand. Market disruption in LTL carrier capacity resulted in the need for some shippers to find alternative sources for moving goods within our managed transportation solution. Efforts to more effectively match costs with business levels continue, which lowered operating expenses.

Share Repurchase Program and Common Stock Dividends

In September 2023, ArcBest entered into a 10b5-1 plan allowing for share repurchases during the current closed trading window under ArcBest’s share repurchase program. ArcBest has settled repurchases of 798,818 shares of common stock for an aggregate cost of $76.8 million, year-to-date through Thursday, October 26, 2023, including under the current 10b5-1 plan and the previously disclosed 10b5-1 plan, which extended from March 16, 2023 through May 2, 2023. With these purchases, $48.2 million remains available under the current repurchase authorization for future common stock purchases.

ArcBest common stock dividends paid this year through September 30, 2023 equaled $8.7 million.

NOTE ‡ - Asset-Light represents the reportable segment previously named ArcBest. Asset-Light financial results previously included the ArcBest segment and FleetNet, which was sold on February 28, 2023.

Conference Call

ArcBest will host a conference call with company executives to discuss the third quarter 2023 results. The call will be today, Friday, October 27 at 9:00 a.m. EDT (8:00 a.m. CDT). Interested parties are invited to listen by calling (800) 916-9049 or by joining the webcast which can be found on ArcBest’s website at arcb.com. Slides to accompany this call are included in Exhibit 99.3 of the Form 8-K filed on October 27, 2023, will be posted and available to download on the company’s website prior to the scheduled conference time, and will be included in the webcast. Following the call, a recorded playback will be available through the end of the day on December 15, 2023. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 22028126. The conference call and playback can also be accessed, through December 15, 2023, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with over 15,000 employees across over 250 campuses and service centers, the company is a logistics powerhouse fueled by the simple notion of finding a way to get the job done. Through innovative thinking, agility and trust, ArcBest leverages its full suite of shipping and logistics solutions to meet customers’ critical needs, each and every day. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this press release concerning results for the three months ended September 30, 2023, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: the effects of a widespread outbreak of an illness or disease, including the COVID-19 pandemic, or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, acts of war or terrorism, or military conflicts; data privacy breaches, cybersecurity incidents, and/or failures of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes, including the Vaux freight handling pilot test program at ABF Freight and our customer pilot offering of Vaux, including human-centered remote operation software; the loss or reduction of business from large customers; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of any recent or future acquisitions, including the acquisition of MoLo Solutions, LLC, and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; maintaining our corporate reputation and intellectual property rights; nationwide or global disruption in the supply chain resulting in increased volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims and insurance premium costs; potential impairment of goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; increasing costs due to inflation and rising interest rates; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2023	2022	2023	2022

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$1,128,350	$1,275,730	$3,337,908	$3,865,513

OPERATING EXPENSES	1,083,259	1,160,394	3,229,542	3,521,196

OPERATING INCOME	45,091	115,336	108,366	344,317

OTHER INCOME (COSTS)
Interest and dividend income	3,946	1,127	10,604	1,579
Interest and other related financing costs	(2,236)	(1,755)	(6,768)	(5,558)
Other, net	89	(189)	6,907	(3,822)
	1,799	(817)	10,743	(7,801)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	46,890	114,519	119,109	336,516

INCOME TAX PROVISION	11,963	25,906	25,735	78,353

NET INCOME FROM CONTINUING OPERATIONS	34,927	88,613	93,374	258,163

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX(1)	(10)	229	53,269	2,709

NET INCOME	$34,917	$88,842	$146,643	$260,872

BASIC EARNINGS PER COMMON SHARE(2)
Continuing operations	$1.46	$3.60	$3.87	$10.48
Discontinued operations(1)	—	0.01	2.21	0.11
	$1.45	$3.61	$6.08	$10.59

DILUTED EARNINGS PER COMMON SHARE(2)
Continuing operations	$1.42	$3.49	$3.77	$10.07
Discontinued operations(1)	—	0.01	2.15	0.11
	$1.42	$3.50	$5.92	$10.18

AVERAGE COMMON SHARES OUTSTANDING
Basic	24,004,255	24,605,228	24,119,449	24,640,706
Diluted	24,525,258	25,372,755	24,756,993	25,626,225

1)	Discontinued operations represents the FleetNet segment, which sold on February 28, 2023. The nine months ended September 30, 2023 includes the net gain on sale of FleetNet of $52.3 million after-tax, or $2.17 basic earnings per share and $2.11 diluted earnings per share.
2)	Earnings per common share is calculated in total and may not equal the sum of earnings per common share from continuing operations and discontinued operations due to rounding.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30	December 31
	2023	2022

	(Unaudited)
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$251,503	$158,264
Short-term investments	89,326	167,662
Accounts receivable, less allowances (2023 - $10,825; 2022 - $13,892)	469,490	517,494
Other accounts receivable, less allowances (2023 - $730; 2022 - $713)	10,984	11,016
Prepaid expenses	30,957	39,484
Prepaid and refundable income taxes	26,534	19,239
Current assets of discontinued operations	—	64,736
Other	11,342	11,888
TOTAL CURRENT ASSETS	890,136	989,783

PROPERTY, PLANT AND EQUIPMENT
Land and structures	430,263	401,840
Revenue equipment	1,094,183	1,038,832
Service, office, and other equipment	313,062	298,234
Software	169,434	167,164
Leasehold improvements	26,062	23,466
	2,033,004	1,929,536
Less allowances for depreciation and amortization	1,170,914	1,129,366
	862,090	800,170

GOODWILL	304,753	304,753
INTANGIBLE ASSETS, NET	104,288	113,733
OPERATING RIGHT-OF-USE ASSETS	164,082	166,515
DEFERRED INCOME TAXES	7,618	6,342
LONG-TERM ASSETS OF DISCONTINUED OPERATIONS	—	11,097
OTHER LONG-TERM ASSETS	104,479	101,893
TOTAL ASSETS	$2,437,446	$2,494,286

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$245,899	$269,854
Income taxes payable	1,390	16,017
Accrued expenses	322,809	338,457
Current portion of long-term debt	66,862	66,252
Current portion of operating lease liabilities	31,414	26,225
Current liabilities of discontinued operations	—	51,665
TOTAL CURRENT LIABILITIES	668,374	768,470

LONG-TERM DEBT, less current portion	176,296	198,371
OPERATING LEASE LIABILITIES, less current portion	171,755	147,828
POSTRETIREMENT LIABILITIES, less current portion	12,167	12,196
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS	—	781
CONTINGENT CONSIDERATION	99,200	112,000
OTHER LONG-TERM LIABILITIES	38,552	42,745
DEFERRED INCOME TAXES	50,369	60,494

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2023: 30,017,658 shares; 2022: 29,758,716 shares	300	298
Additional paid-in capital	338,368	339,582
Retained earnings	1,226,640	1,088,693
Treasury stock, at cost, 2023: 6,217,885 shares; 2022: 5,529,383 shares	(350,161)	(284,275)
Accumulated other comprehensive income	5,586	7,103
TOTAL STOCKHOLDERS’ EQUITY	1,220,733	1,151,401
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,437,446	$2,494,286

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30
	2023	2022

	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$146,643	$260,872
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	98,711	95,169
Amortization of intangibles	9,631	9,691
Share-based compensation expense	8,590	9,816
Provision for losses on accounts receivable	2,621	5,065
Change in deferred income taxes	(10,880)	3,745
(Gain) loss on sale of property and equipment	1,134	(9,759)
Gain on sale of subsidiary	—	(402)
Pre-tax gain on sale of discontinued operations	(70,201)	—
Lease impairment charges	30,162	—
Change in fair value of contingent consideration	(12,800)	810
Change in fair value of equity investment	(3,739)	—
Changes in operating assets and liabilities:
Receivables	43,478	(54,889)
Prepaid expenses	8,640	7,550
Other assets	2,393	287
Income taxes	(22,051)	(11,068)
Operating right-of-use assets and lease liabilities, net	3,286	1,579
Accounts payable, accrued expenses, and other liabilities	(40,863)	31,983
NET CASH PROVIDED BY OPERATING ACTIVITIES	194,755	350,449

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(129,779)	(76,068)
Proceeds from sale of property and equipment	5,972	13,938
Proceeds from sale of discontinued operations	100,949	—
Business acquisition, net of cash acquired(1)	—	2,279
Proceeds from sale of subsidiary	—	475
Purchases of short-term investments	(80,353)	(145,254)
Proceeds from sale of short-term investments	160,570	48,161
Capitalization of internally developed software	(9,424)	(13,922)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	47,935	(170,391)

FINANCING ACTIVITIES
Borrowings under credit facilities	—	58,000
Proceeds from notes payable	—	12,113
Payments on long-term debt	(52,489)	(99,567)
Net change in book overdrafts	(12,489)	2,102
Deferred financing costs	57	(53)
Payment of common stock dividends	(8,696)	(7,892)
Purchases of treasury stock	(65,886)	(50,117)
Payments for tax withheld on share-based compensation	(10,056)	(15,733)
NET CASH USED IN FINANCING ACTIVITIES	(149,559)	(101,147)

NET INCREASE IN CASH AND CASH EQUIVALENTS	93,131	78,911
Cash and cash equivalents of continuing operations at beginning of period	158,264	76,568
Cash and cash equivalents of discontinued operations at beginning of period	108	52
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$251,503	$155,531

NONCASH INVESTING ACTIVITIES
Equipment financed	$31,024	$57,241
Accruals for equipment received	$5,743	$5,587
Lease liabilities arising from obtaining right-of-use assets	$49,033	$78,324

1)	Represents cash received from escrow for post-closing adjustments related to the acquisition of MoLo.

Note: The statements of cash flows for the nine months ended September 30, 2023 and 2022 include cash flows from continuing operations and cash flows from discontinued operations of FleetNet America®, which was sold on February 28, 2023.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2023		2022		2023		2022

	(Unaudited)
	($ thousands, except percentages)
REVENUES FROM CONTINUING OPERATIONS
Asset-Based	$741,186		$791,531		$2,161,018		$2,299,464
Asset-Light(1)	419,312		515,235		1,267,220		1,660,174
Other and eliminations	(32,148)		(31,036)		(90,330)		(94,125)
Total consolidated revenues from continuing operations	$1,128,350		$1,275,730		$3,337,908		$3,865,513

OPERATING EXPENSES FROM CONTINUING OPERATIONS
Asset-Based
Salaries, wages, and benefits	$357,582	48.2%	$332,359	42.0%	$1,037,725	48.0%	$973,924	42.4%
Fuel, supplies, and expenses	91,493	12.4	97,279	12.3	276,678	12.8	281,406	12.2
Operating taxes and licenses	13,865	1.9	13,089	1.6	41,938	1.9	38,405	1.7
Insurance	13,654	1.8	13,180	1.7	39,816	1.8	35,808	1.5
Communications and utilities	4,729	0.6	4,794	0.6	14,586	0.7	14,129	0.6
Depreciation and amortization	26,537	3.6	24,117	3.0	76,721	3.6	72,885	3.2
Rents and purchased transportation	79,233	10.7	123,714	15.6	271,899	12.6	348,249	15.1
Shared services	70,699	9.5	72,286	9.1	209,780	9.7	215,020	9.4
(Gain) loss on sale of property and equipment and lease impairment charges(2)	540	0.1	(5,910)	(0.7)	905	—	(9,975)	(0.4)
Innovative technology costs(3)	7,300	1.0	6,068	0.8	21,711	1.0	20,982	0.9
Other	731	0.1	1,243	0.2	3,640	0.2	2,629	0.1
Total Asset-Based	666,363	89.9%	682,219	86.2%	1,995,399	92.3%	1,993,462	86.7%

Asset-Light(1)
Purchased transportation	$365,217	87.1%	$425,567	82.6%	$1,078,482	85.1%	$1,382,107	83.3%
Supplies and expenses	2,773	0.7	4,378	0.9	10,193	0.8	11,907	0.7
Depreciation and amortization(4)	5,097	1.2	5,072	1.0	15,250	1.2	15,720	0.9
Shared services	47,411	11.3	56,371	10.9	147,825	11.7	164,554	9.9
Contingent consideration(5)	(17,840)	(4.3)	—	—	(12,800)	(1.0)	810	—
Lease impairment charges(6)	14,407	3.4	—	—	14,407	1.1	—	—
Gain on sale of subsidiary(7)	—	—	—	—	—	—	(402)	—
Other	5,951	1.5	8,463	1.6	18,478	1.5	21,499	1.3
Total Asset-Light	423,016	100.9%	499,851	97.0%	1,271,835	100.4%	1,596,195	96.1%

Other and eliminations(8)	(6,120)		(21,676)		(37,692)		(68,461)
Total consolidated operating expenses from continuing operations	$1,083,259	96.0%	$1,160,394	91.0%	$3,229,542	96.8%	$3,521,196	91.1%

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS
Asset-Based	$74,823		$109,312		$165,619		$306,002
Asset-Light(1)	(3,704)		15,384		(4,615)		63,979
Other and eliminations(8)	(26,028)		(9,360)		(52,638)		(25,664)
Total consolidated operating income from continuing operations	$45,091		$115,336		$108,366		$344,317

1)	Asset-Light represents the reportable segment previously named ArcBest. Asset-Light financial results previously included the ArcBest segment and FleetNet, which was sold on February 28, 2023.
2)	The three and nine months ended September 30, 2023 include $0.7 million of noncash lease-related impairment charges for a service center. The three and nine months ended September 30, 2022 include a $4.3 million noncash gain on a like-kind property exchange of a service center.
3)	Represents costs associated with the Vaux freight handling pilot test program at ABF Freight. The decision was made to pause the pilot during third quarter 2023, as previously announced.
4)	Depreciation and amortization includes amortization of intangibles associated with acquired businesses.
5)	Represents the change in fair value of the contingent earnout consideration recorded for the MoLo acquisition. The liability for contingent consideration is remeasured at each quarterly reporting date, and any change in fair value as a result of the recurring assessments is recognized in operating income (loss). The contingent consideration for the MoLo acquisition will be paid based on achievement of certain targets of adjusted earnings before interest, taxes, depreciation, and amortization, as adjusted for certain items pursuant to the merger agreement, for years 2023 through 2025.
6)	Represents noncash lease-related impairment charges for certain office spaces that were made available for sublease.
7)	Gain relates to the contingent amount recognized in second quarter 2022 when the funds from the May 2021 sale of the labor services portion of the Asset-Light segment’s moving business were released from escrow.
8)	“Other and eliminations” includes $15.1 million of noncash lease-related impairment charges for a Vaux pilot facility, corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, and other investments in ArcBest technology and innovations.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, non-GAAP results are presented on a continuing operations basis, excluding the discontinued operations of FleetNet, which was sold on February 28, 2023. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2023	2022	2023	2022

ArcBest Corporation - Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income from Continuing Operations
Amounts on GAAP basis	$45,091	$115,336	$108,366	$344,317
Innovative technology costs, pre-tax(1)	14,059	10,056	41,358	30,083
Purchase accounting amortization, pre-tax(2)	3,192	3,213	9,576	9,640
Change in fair value of contingent consideration, pre-tax(3)	(17,840)	—	(12,800)	810
Lease impairment charges, pre-tax(4)	30,162	—	30,162	—
Gain on sale of subsidiary, pre-tax(5)	—	—	—	(402)
Nonunion vacation policy enhancement, pre-tax(6)	—	1,990	—	1,990
Non-GAAP amounts	$74,664	$130,595	$176,662	$386,438

Net Income from Continuing Operations
Amounts on GAAP basis	$34,927	$88,613	$93,374	$258,163
Innovative technology costs, after-tax (includes related financing costs)(1)	10,630	7,608	31,316	22,686
Purchase accounting amortization, after-tax(2)	2,398	2,396	7,194	7,189
Change in fair value of contingent consideration, after-tax(3)	(13,404)	—	(9,617)	604
Lease impairment charges, after-tax(4)	22,571	—	22,571	—
Gain on sale of subsidiary, after-tax(5)	—	—	—	(317)
Nonunion vacation policy enhancement, after-tax(6)	—	1,479	—	1,479
Change in fair value of equity investment, after-tax(7)	—	—	(2,786)	—
Life insurance proceeds and changes in cash surrender value	(212)	176	(2,794)	3,679
Tax benefit from vested RSUs(8)	(188)	(2,381)	(5,103)	(8,310)
Tax credits(9)	—	(1,831)	—	(1,190)
Non-GAAP amounts	$56,722	$96,060	$134,155	$283,983

Diluted Earnings Per Share from Continuing Operations
Amounts on GAAP basis	$1.42	$3.49	$3.77	$10.07
Innovative technology costs, after-tax (includes related financing costs)(1)	0.43	0.30	1.26	0.89
Purchase accounting amortization, after-tax(2)	0.10	0.09	0.29	0.28
Change in fair value of contingent consideration, after-tax(3)	(0.55)	—	(0.39)	0.02
Lease impairment charges, after-tax(4)	0.92	—	0.91	—
Gain on sale of subsidiary, after-tax(5)	—	—	—	(0.01)
Nonunion vacation policy enhancement, after-tax(6)	—	0.06	—	0.06
Change in fair value of equity investment, after-tax(7)	—	—	(0.11)	—
Life insurance proceeds and changes in cash surrender value	(0.01)	0.01	(0.11)	0.14
Tax benefit from vested RSUs(8)	(0.01)	(0.09)	(0.21)	(0.32)
Tax credits(9)	—	(0.07)	—	(0.05)
Non-GAAP amounts(10)	$2.31	$3.79	$5.42	$11.08

See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated Non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2023		2022		2023		2022

Segment Operating Income (Loss) Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$74,823	89.9%	$109,312	86.2%	$165,619	92.3%	$306,002	86.7%
Innovative technology costs, pre-tax(11)	7,300	(1.0)	6,068	(0.8)	21,711	(1.0)	20,982	(0.9)
Lease impairment charges, pre-tax(4)	684	(0.1)	—	—	684	—	—	—
Nonunion vacation policy enhancement, pre-tax(6)	—	—	1,245	(0.2)	—	—	1,245	(0.1)
Non-GAAP amounts(10)	$82,807	88.8%	$116,625	85.3%	$188,014	91.3%	$328,229	85.7%

Asset-Light Segment(12)
Operating Income (Loss) ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$(3,704)	100.9%	$15,384	97.0%	$(4,615)	100.4%	$63,979	96.1%
Purchase accounting amortization, pre-tax(2)	3,192	(0.8)	3,213	(0.6)	9,576	(0.8)	9,640	(0.6)
Change in fair value of contingent consideration, pre-tax(3)	(17,840)	4.3	—	—	(12,800)	1.0	810	—
Lease impairment charges, pre-tax(4)	14,407	(3.4)	—	—	14,407	(1.1)	—	—
Gain on sale of subsidiary, pre-tax(5)	—	—	—	—	—	—	(402)	—
Nonunion vacation policy enhancement, pre-tax(6)	—	—	318	(0.1)	—	—	318	—
Non-GAAP amounts(10)	$(3,945)	100.9%	$18,915	96.3%	$6,568	99.5%	$74,345	95.5%

Other and Eliminations
Operating Income (Loss) ($)
Amounts on GAAP basis	$(26,028)		$(9,360)		$(52,638)		$(25,664)
Innovative technology costs, pre-tax(1)	6,759		3,988		19,647		9,101
Lease impairment charges, pre-tax(4)	15,071		—		15,071		—
Nonunion vacation policy enhancement, pre-tax(6)	—		427		—		427
Non-GAAP amounts(10)	$(4,198)		$(4,945)		$(17,920)		$(16,136)

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Segment Operating Income (Loss) Reconciliations non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended September 30, 2023
		Other	Income	Income
CONTINUING OPERATIONS	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(13)
Amounts on GAAP basis	$45,091	$1,799	$46,890	$11,963	$34,927	25.5%
Innovative technology costs(1)	14,059	226	14,285	3,655	10,630	25.6
Purchase accounting amortization(2)	3,192	—	3,192	794	2,398	24.9
Change in fair value of contingent consideration(3)	(17,840)	—	(17,840)	(4,436)	(13,404)	(24.9)
Lease impairment charges(4)	30,162	—	30,162	7,591	22,571	25.2
Life insurance proceeds and changes in cash surrender value	—	(212)	(212)	—	(212)	—
Tax benefit from vested RSUs(8)	—	—	—	188	(188)	—
Non-GAAP amounts	$74,664	$1,813	$76,477	$19,755	$56,722	25.8%

	Nine Months Ended September 30, 2023
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(13)
Amounts on GAAP basis	$108,366	$10,743	$119,109	$25,735	$93,374	21.6%
Innovative technology costs(1)	41,358	726	42,084	10,768	31,316	25.6
Purchase accounting amortization(2)	9,576	—	9,576	2,382	7,194	24.9
Change in fair value of contingent consideration(3)	(12,800)	—	(12,800)	(3,183)	(9,617)	(24.9)
Lease impairment charges(4)	30,162	—	30,162	7,591	22,571	25.2
Change in fair value of equity investment(7)	—	(3,739)	(3,739)	(953)	(2,786)	(25.5)
Life insurance proceeds and changes in cash surrender value	—	(2,794)	(2,794)	—	(2,794)	—
Tax benefit from vested RSUs(8)	—	—	—	5,103	(5,103)	—
Non-GAAP amounts	$176,662	$4,936	$181,598	$47,443	$134,155	26.1%

	Three Months Ended September 30, 2022
		Other	Income	Income
CONTINUING OPERATIONS	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(13)
Amounts on GAAP basis	$115,336	$(817)	$114,519	$25,906	$88,613	22.6%
Innovative technology costs(1)	10,056	189	10,245	2,637	7,608	25.7
Purchase accounting amortization(2)	3,213	—	3,213	817	2,396	25.4
Nonunion vacation policy enhancement(6)	1,990	—	1,990	511	1,479	25.7
Life insurance proceeds and changes in cash surrender value	—	176	176	—	176	—
Tax benefit from vested RSUs(8)	—	—	—	2,381	(2,381)	—
Tax credits(9)	—	—	—	1,831	(1,831)	—
Non-GAAP amounts	$130,595	$(452)	$130,143	$34,083	$96,060	26.2%

	Nine Months Ended September 30, 2022
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(13)
Amounts on GAAP basis	$344,317	$(7,801)	$336,516	$78,353	$258,163	23.3%
Innovative technology costs(1)	30,083	466	30,549	7,863	22,686	25.7
Purchase accounting amortization(2)	9,640	—	9,640	2,451	7,189	25.4
Change in fair value of contingent consideration(3)	810	—	810	206	604	25.4
Gain on sale of subsidiary(5)	(402)	—	(402)	(85)	(317)	(21.1)
Nonunion vacation policy enhancement(6)	1,990	—	1,990	511	1,479	25.7
Life insurance proceeds and changes in cash surrender value	—	3,679	3,679	—	3,679	—
Tax benefit from vested RSUs(8)	—	—	—	8,310	(8,310)	—
Tax credits(9)	—	—	—	1,190	(1,190)	—
Non-GAAP amounts	$386,438	$(3,656)	$382,782	$98,799	$283,983	25.8%

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Effective Tax Rate Reconciliation non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance because it excludes amortization of acquired intangibles and software of the Asset-Light segment, changes in the fair value of contingent consideration and equity investment, and lease impairment charges, which are significant expenses or gains resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement. The calculation of Consolidated Adjusted EBITDA as presented below begins with net income from continuing operations, which is the most directly comparable GAAP measure. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating income (loss), as other income (costs), income taxes, and net income from continuing operations are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2023	2022	2023	2022

	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated Adjusted EBITDA from Continuing Operations
Net Income from Continuing Operations	$34,927	$88,613	$93,374	$258,163
Interest and other related financing costs	2,236	1,755	6,768	5,558
Income tax provision	11,963	25,906	25,735	78,353
Depreciation and amortization(14)	37,141	34,229	107,962	103,509
Amortization of share-based compensation	3,005	3,091	8,537	9,591
Change in fair value of contingent consideration(3)	(17,840)	—	(12,800)	810
Lease impairment charges(4)	30,162	—	30,162	—
Change in fair value of equity investment(7)	—	—	(3,739)	—
Gain on sale of subsidiary(5)	—	—	—	(402)
Consolidated Adjusted EBITDA from Continuing Operations	$101,594	$153,594	$255,999	$455,582

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2023	2022	2023	2022

	(Unaudited)
	($ thousands)
Asset-Light Adjusted EBITDA(12)
Operating Income (Loss)	$(3,704)	$15,384	$(4,615)	$63,979
Depreciation and amortization(14)	5,097	5,072	15,250	15,720
Change in fair value of contingent consideration(3)	(17,840)	—	(12,800)	810
Lease impairment charges(4)	14,407	—	14,407	—
Gain on sale of subsidiary(5)	—	—	—	(402)
Asset-Light Adjusted EBITDA	$(2,040)	$20,456	$12,242	$80,107

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Asset-Light Adjusted EBITDA non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Notes to Non-GAAP Financial Tables

The following footnotes apply to the non-GAAP financial tables presented in this press release.

1)	Represents costs associated with the Vaux freight handling pilot test program at ABF Freight, costs related to our customer pilot offering of Vaux, including human-centered remote operation software, and initiatives to optimize our performance through technological innovation.
2)	Represents the amortization of acquired intangible assets in the Asset-Light segment.
3)	Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition, as previously described in the footnotes to the Financial Statement Operating Segment Data and Operating Ratios table.
4)	Represents noncash lease-related impairment charges for a Vaux pilot facility, a service center and office spaces that were made available for sublease.
5)	Gain relates to the contingent amount recognized in second quarter 2022 when the funds from the May 2021 sale of the labor services portion of the Asset-Light segment’s moving business were released from escrow.
6)	Represents a one-time, noncash charge for enhancements to our nonunion vacation policy which were effective third quarter 2022.
7)	Represents increase in fair value of our investment in Phantom Auto, the leading provider of human-centered remote operation software, based on observable price changes during second quarter 2023.
8)	Represents recognition of the tax impact for the vesting of share-based compensation.
9)	Represents the amounts recorded in third quarter 2022 related to prior periods due to the August 2022 retroactive reinstatement of the alternative fuel tax credit. The amount for the nine months ended September 30, 2022 relates to the tax credit for the year ended December 31, 2021. The amount for the three months ended September 30, 2022 relates to the tax credit for 2021 and the six months ended June 30, 2022.
10)	Non-GAAP amounts are calculated in total and may not equal the sum of the GAAP amounts and the non-GAAP adjustments due to rounding.
11)	Represents costs associated with the Vaux freight handling pilot test program at ABF Freight. The decision was made to pause the pilot during third quarter 2023, as previously announced.
12)	Asset-Light represents the reportable segment previously named ArcBest. Asset-Light financial results previously included the ArcBest segment and FleetNet, which was sold on February 28, 2023.
13)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction, unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.
14)	Includes amortization of intangibles associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2023	2022	% Change	2023	2022	% Change

	(Unaudited)
Asset-Based

Workdays	62.5	64.0		190.0	191.0

Billed Revenue(1) / CWT	$47.28	$46.42	1.9%	$43.17	$45.32	(4.7%)

Billed Revenue(1) / Shipment	$574.95	$611.70	(6.0%)	$549.53	$608.03	(9.6%)

Shipments	1,273,335	1,284,991	(0.9%)	3,938,157	3,789,074	3.9%

Shipments / Day	20,373	20,078	1.5%	20,727	19,838	4.5%

Tonnage (Tons)	774,291	846,613	(8.5%)	2,506,495	2,541,710	(1.4%)

Tons / Day	12,389	13,228	(6.3%)	13,192	13,307	(0.9%)

Pounds / Shipment	1,216	1,318	(7.7%)	1,273	1,342	(5.1%)

Average Length of Haul (Miles)	1,065	1,100	(3.2%)	1,096	1,092	0.4%

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Nine Months Ended
	September 30, 2023	September 30, 2023
	(Unaudited)
Asset-Light(2)(3)

Revenue / Shipment	(22.8%)	(28.0%)

Shipments / Day	3.7%	2.7%

2)	Asset-Light represents the reportable segment previously named ArcBest.
3)	Statistical data related to managed transportation solutions transactions is not included in the presentation of operating statistics for the Asset-Light segment for the periods presented.

###